Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-256620) and Form S-8 (Nos. 333-35151, 333-90428, 333-118546, 333-127574, 333-137954, 333-148660, 333-162610, 333-167515, 333-176365, 333-176366, 333-190549, 333-198853, 333-206165, 333-214503, 333-219830, 333-233023 and 333-259518) of Heron Therapeutics, Inc. of our report dated February 24, 2021 relating to the consolidated financial statements for each of the two years in the period ended December 31, 2020, which report appears in this Annual Report on Form 10-K.

/s/ OUM & CO. LLP

San Francisco, California

February 28, 2022